SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (date of earliest event reported)
                                  July 13, 1999
                                  -------------

                              IVC INDUSTRIES, INC.
                              --------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

              0-23624                                    22-1567481
              -------                                    ----------
      (Commission file number)              (IRS employer identification number)

                 500 Halls Mill Road, Freehold, New Jersey 07728
                 -----------------------------------------------
                    (Address of principal executive offices)

                  Registrant's telephone number: (732) 308-3000

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

      On July 13, 1999, IVC Industries, Inc., a Delaware corporation ("IVC"), completed the sale of all of the issued and outstanding shares of capital stock and thereby the business of Vitamin Specialties Corp. ("VSC"), a Pennsylvania corporation and wholly-owned subsidiary of IVC, to Archon Vitamin Corporation, a New Jersey corporation ("Archon").

      The assets of VSC consist primarily of leases for its 16 retail stores located in New Jersey and Pennsylvania, its mail order operations and its inventory located in the retail stores and IVC's warehouse in Freehold, New Jersey. As VSC represents less than 10% of the total assets of IVC, pro forma financial information is not required to be submitted with this report.

      The purchase price for all of the issued and outstanding shares of VSC was $1.8 million, which will be paid in monthly installments equal to 5% of VSC's gross sales until such time as the aggregate payments total $1.8 million; provided, however, that for each of the first 36 months following the closing, Archon must pay to IVC the greater of $10,000 or 5% of VSC's gross sales.

      VSC will pay IVC for the inventory located at the retail stores at cost, offset by the amount of VSC's accounts payable owed to third parties at the time of closing, in twelve equal monthly installments The cost of the retail inventory supplied to VSC by parties not related to IVC will be the amount paid by IVC to such third party and the cost of the retail inventory supplied to VSC by IVC will be IVC's manufacturing cost. In addition, VSC will pay IVC's manufacturing cost for the inventory specific to VSC located in IVC's warehouse in Freehold, New Jersey in twenty-four equal monthly installments.

ITEM. 7 EXHIBITS

1. Stock Purchase Agreement, dated as of July 13, 1999, between Archon Vitamin Corporation, a New Jersey corporation, and IVC Industries, Inc., a Delaware corporation.

2. Closing Agreement, dated as of July 13, 1999, between Archon Vitamin Corporation, a New Jersey corporation, and IVC Industries, Inc., a Delaware corporation.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, IVC Industries, Inc. has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    IVC INDUSTRIES, INC.


                                    By: /s/ Domenic Golato
                                        -----------------------------
                                        Domenic Golato
                                        Chief Financial Officer

Date: July 28, 1999


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

                                  EXHIBIT INDEX

Exhibit     Description
-------     -----------

1. Stock Purchase Agreement, dated as of July 13, 1999, between Archon Vitamin Corporation, a New Jersey Corporation and IVC Industries, Inc., a Delaware corporation.

2. Closing Agreement, dated as of July 13, 1999, between Archon Vitamin Corporation, a New Jersey corporation, and IVC Industries, Inc., a Delaware corporation.


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

                                    SCHEDULE

The schedules and exhibits to the Stock Purchase Agreement are omitted pursuant to Rule 601(b)(2) of Regulation S-K. This schedule contains summary information extracted from the schedules to the Stock Purchase Agreement and is qualified in its entirety by reference to such schedules. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Stock Purchase Agreement.

Schedules attached to Stock Purchase Agreement

Schedule A: Retail Stores

      Lists the addresses of each of the Retail Stores.

Schedule B: Payables Schedule

      Lists VSC's accounts payable owed to third parties at Closing.

Schedule C: Vitamin Specialties Corporation's Specific Inventory in Freehold Warehouse

      Lists the inventory specific to VSC in IVC's warehouse in Freehold, New Jersey.

Schedule D: Opinion of Seller's Counsel

Schedule E: Disclosure Letter

      Discloses certain information with respect to VSC as such information relates to the representations and warranties made by IVC in the Stock Purchase Agreement.

Schedule F: July Rent

      Sets forth payments made by IVC for the rent of the Retail Stores during the month of July.


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